                          PERSONAL AND CONFIDENTIAL



                                                     January 12, 1994



Mr. Louis W. Rayer
1119 North Patterson
Santa Barbara, California 93111


Dear Lou:

This letter confirms our mutual agreement regarding the termination of your employment relationships with Applied Magnetics Corporation (the "Company") and with certain of its subsidiaries, namely Applied Magnetics Malaysia, Sdn. Bhd. ("AMM") and Applied Magnetics Singapore Pte. Ltd. ("AMS") (the Company and such subsidiaries being herein referred to as the "AMC Group"). The termination of these employment relationships will take place as of January 28, 1994 (herein the "Effective Date"). This letter also confirms that, as of the date hereof, you are removed as an officer of the Company, of AMM and of AMS. Lastly, by this letter the Company confirms the terms of its offer to pay to you certain severance benefits and to provide to you certain other consideration in exchange for, among other things, your agreement to release the AMC Group from any and all liability and, further, to continue to be available to the Company and its attorneys in connection with the Securities Litigation (as defined below).


1.  Leave of Absence/Responsibilities.  Except as set forth in this paragraph
    ---------------------------------
and in paragraph 4 hereof, as of the date hereof, you are relieved of your responsibilities and duties as Vice President, Southeast Asian Operations and in connection with your management and supervision of the operations of AMM and AMS over which you have previously exercised management control and direction. During the period following the date hereof, through and including the Effective Date, you will be on paid leave of absence and will be available on an occasional basis, to provide personal services consisting of advice and assistance relating to the transition of your former duties.

                                EXHIBIT 10(aa)

Louis Rayer
January 12, 1994
Page 2


  2.  Current Salary/Paid Time Off ("PTO").  The Company will continue to pay
      ------------------------------------
you your current salary ($2,759.62 per week), plus cost of living adjustment at the rate currently in effect (25%), up to the Effective Date in accordance with its current payroll practices. On the Effective Date, the Company will pay to you all accrued and unpaid/unused PTO benefits.


  3.  Other Benefit/Compensation Plans. As of the Effective Date, all your
      --------------------------------
rights to participate in the Company's employee benefit plans (including, but not limited to Long Term Incentive, Stock Option, Cash Profit Sharing, Stock Purchase and other plans) will terminate, except as follows:


     3.1  Group Medical Insurance.  You will be entitled to continue
          -----------------------
participation in the Company's group medical insurance plan under COBRA should you elect to do so, subject to the terms and conditions of the plan and payment by you of the applicable premiums. If you are interested in making such an election, please contact Human Resources.


     3.2  1992 Stock Option Plan ("1992 Plan").  You will, for a period of
          ------------------------------------
ninety (90) days following the Effective Date, be permitted to exercise the option installments which became exercisable on or before that date (to the extent you have not previously exercised such option installments) subject, however, to the terms and conditions of the 1992 Plan. All option installments which become exercisable under the 1992 Plan after the Effective Date will be forfeited.


     3.3  Relocation.  You will be expected to relocate your residence to the
          ----------
Santa Barbara area from the residences you have maintained in Malaysia and Singapore and the Company or a member of the AMC Group will at its expense pack and ship to your residence in Santa Barbara County, via air cargo, all of your personal effects that you have maintained at the residence. You are expected to make arrangements to have this performed by the shipping and traffic departments at AMM and AMS prior to the Effective Date.


     3.4  Income Taxes.  The Company will at its expense obtain professional
          ------------
accounting services and make such services available to you to prepare and file income tax returns in Malaysia, Singapore and the U.S. with respect to the income paid to you in each jurisdiction from the Company, AMM and AMS, as the case may be, for the calendar year 1993 and for the partial calendar year

Louis Rayer
January 12, 1994
Page 3


1994 and, in addition, will reimburse you for any tax liability incurred and paid by you in AMM and AMS for these periods. Any refunds due with respect to taxes paid by the Company on your behalf in prior years in AMM or AMS shall, at the Company's election, be returned to the Company or credited and offset against any reimbursement obligations it may have to you under this paragraph 3.4.


4.   Confidentiality.  You acknowledge that you have entered into a
     ---------------
Confidentiality and Assignment Agreement ("Confidentiality Agreement") with the Company and that, as an employee and officer of the Company, you are obliged to comply with the Company's policies and procedures with respect to confidential, proprietary and non-public information. You also acknowledge that during the term of your employment with the Company, you have had access to and knowledge of sensitive, confidential and proprietary information and data including, without limitation, business plans and strategic information (such as, but not limited to plans, prospects and considerations regarding new ventures, resource planning, manufacturing, material and production cost information, techniques, and production processes, methods and development of vendor and customer relationships) identification of executives, managers and employees of the Company, including their specific skills, knowledge, compensation and other data (collectively "Confidential Information").


     You agree that you will not, without the Company's prior written consent, at any time after the date of this letter, divulge, furnish or make accessible to anyone or use in any way, any of such Confidential Information in any manner which would injure the Company or interfere with its contractual relations. You further agree that you will refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company, including, but not necessarily limited to, any conduct or activity which would cause disruption, damage or otherwise impair or interfere with the Company's business by interfering with or raiding its employees, soliciting employees to leave the Company to accept employment with, or provide personal services to, any other firm or Company, or by disrupting its relationships with its employees, customers, vendors, agents, representatives or otherwise.

Louis Rayer
January 12, 1994
Page 4



     You and the Company agree to keep this agreement, including the existence and contents hereof, in confidence and not to disclose the same or any of its terms to any third party without the written consent of the other. However, nothing contained herein shall prevent (a) either party from disclosing this agreement or the terms thereof to their respective accountants and attorneys and, in the case of the Company, to its employees and directors who have a need to know of the existence and contents hereof; (b) you from disclosing the terms of this agreement to your spouse or to banks or other financial institutions in connection with your obtaining loans or credit from such entities provided that you shall first advise those firms of the confidential nature of this agreement; or (c) the Company from disclosing the terms and conditions of this agreement or from filing copies of this agreement with any state or federal regulatory agencies, including the Securities and Exchange Commission, if such disclosure or filing of copies is considered by the Company as necessary or appropriate to comply with federal or state securities laws or regulations or other legal or regulatory requirements.


5.   Company Offer.  Subject to your acceptance of this offer in the manner and
     -------------
time provided in paragraph 5 hereof and in exchange for and reliance upon the representations and covenants provided by you to the Company as set forth below, the Company offers you the following:


     5.1  Severance Payment.  The Company will pay to you, within 15 days
          -----------------
following the Company's receipt of your acceptance of this letter in the manner described in paragraph 5.9 below (and provided that you have not prior to the expiration of such 15 day period, revoked your acceptance in the manner described in paragraph 5.10 below) the sum of $150,000.00.


     5.2  Use of Company Computer.  The Company will provide to you, at its
          -----------------------
expense, a personal computer, facsimile machine and ink jet printer (collectively "Office Equipment") for your use at your personal residence in Santa Barbara, California for a period of 12 months following the Effective Date. In addition the Company will provide installation services or reimburse you for installation services purchased by you with respect to the installation of such Office Equipment in your residence provided however that the Company's obligation to reimburse you with respect to such expenses shall not exceed in the aggregate the sum of $1,000.00. This Office Equipment will at all times remain the property of the Company and you agree to return the Office Equipment to the Company at the expiration of such 12 month

Louis Rayer
January 12, 1994
Page 5


period or, alternatively at the Company's reasonable request, to allow the Company to enter upon your premises for the purposes of recovering the Office Equipment at a reasonable time and upon prior notice to you. The Company will not be responsible for providing to you or for paying the expense of supplies, maintenance, paper, toner or data transmission/communication hookup charges or monthly services relating to your continued use and operation of the Office Equipment.


     5.3  Group Medical Premium Payments.  The Company will reimburse you for
          ------------------------------
the applicable premiums (both employer and employee portions) paid by you for the continuation of your group medical coverage under COBRA for a period up to 12 months following the Effective Date.


     5.4  Out-Placement Assistance.  During the period following the date hereof
          ------------------------
and for a period of up to six (6) months following the Effective Date, the Company will provide to you, at its expense, out-placement consulting services, advice and assistance through the firm, Drake, Beam, Morin in connection with your efforts to obtain employment elsewhere. Should you start employment prior to the Effective Date, such employment will not affect your continuing status as an employee of the Company during the period from the date of this letter through and including the Effective Date provided that you have not otherwise breached any of your obligations and duties to the Company. Should you start employment elsewhere following the Effective Date and prior to the expiration of six (6) months following such date, the Company's obligations to continue to provide out-placement consulting and advisory services and assistance will cease and terminate.


     5.5  Securities Litigation.  You are identified as a co-defendant in one or
          ---------------------
more of the lawsuits listed in Schedule 1 attached to this letter and may be identified as a co-defendant in a consolidated complaint which is expected to be filed in the U.S. District Court for the Central District of California at some time during the next 60 days based on allegations which are the same or substantially similar to those which are set forth in the complaints listed in
Schedule 1 (herein the "Securities Litigation"). We acknowledge that the Company is presently obligated to indemnify, and is indemnifying, you in connection with the Securities Litigation and the Company agrees to continue to do so to the maximum extent permitted under the laws of the State of Delaware and the Company's by-laws notwithstanding the termination of your employment in accordance with the terms of this letter. Following the Effective Date you agree to cooperate

Louis Rayer
January 12, 1994
Page 6


in all reasonable respects with the Company and its attorneys in connection with the Company's defense of the Securities Litigation including, for example, making yourself available to the Company's representatives and to the Company's attorneys for purposes of conferences, meetings, compilation and communication of records and facts, and appearing as a witness or prospective witness in connection with deposition or other testimony that may be required in connection with such defense. It is our expectation that you will do this on a basis which will be at such times and places that are mutually convenient to you, the Company, the Company's attorneys and plaintiff's attorneys. The Company will reimburse you for all travel and other reasonable out-of-pocket expenses relating to your attendance at conferences, meetings, depositions and the like relating to the Securities Litigation. In connection with your involvement in the defense of the Securities Litigation you also understand and agree that the matters that you discuss with the Company and its attorneys are likely to be of a confidential and privileged nature and you agree to comply with all instructions and advice provided to you by the Company and its attorneys with respect to the confidential and secret nature of such communications.

     5.6  Transition Matters.  You agree to provide to the Company and its
          ------------------
attorneys reasonable assistance at mutually agreeable times and places, during the 24 months following the Effective Date in connection with possible disputes, lawsuits or other controversies that may arise in connection with present or former employees or managers at AMM and AMS.

     5.7  Release.  You acknowledge and agree that as an express condition
          -------
precedent to the Company's obligations as set forth in this offer that you execute, and by accepting this letter in the manner provided herein you hereby agree to execute, a release in favor of the Company in the form of that attached as Exhibit A.

     5.8  General Provisions
          ------------------

          A.   Governing Law/Entire Agreement.  This agreement, which is made
               ------------------------------
under and shall be governed by the laws of the state of California, contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and there are no other agreements, representations, or warranties relating to the subject matter of this agreement that are not set forth herein.

          B.   Successors and Assigns.  This agreement shall extend to and be
               ----------------------
binding upon you and your legal representatives, heirs, beneficiaries and distributee, and no amendment, waiver or modification of this agreement, or any of the terms or conditions

Louis Rayer
January 12, 1994
Page 7


hereof, shall be deemed effective unless made in writing and signed by you and an officer of the Company.

          C.   Representation by Counsel.  The Company has not furnished legal
               -------------------------
representation to you in connection with this agreement but has been represented by its counsel. The Company and its counsel have advised you that you may seek independent counsel in connection with this agreement and you have been afforded the opportunity to do so prior to your execution of this agreement.

          D.   Resignations.  You agree to execute and deliver such letters and
               ------------
other documents as the Company may reasonably request confirming your resignation, as of the Effective Date or such earlier date as may be requested by the Company, as an officer or director of the Company or any of the Company's directly or indirectly owned subsidiaries.

          E.   Payroll Withholdings, etc..  All amounts payable to you hereunder
               --------------------------
shall be paid in accordance with the Company's normal payroll practices and shall be subject to usual and customary pay-roll deductions for federal and state withholding taxes, and the like.

     5.9  Acceptance, Time to Execute and Return Agreement and Release.  All of
          ------------------------------------------------------------
the Company's duties and obligations, and your rights, hereunder are subject to the express condition precedent that you accept this offer in the manner and time provided in this paragraph. You may have 21 days from the date of this letter (until February 2, 1994) to consider this offer and may accept this offer after the expiration of that period but prior to 5:00 p.m., February 9, 1994, at which time this agreement will expire and terminate unless it has been accepted by you in the manner described herein.

          To accept this agreement, you must date and sign the enclosed copy of this letter and the Release, without making any changes or modifications to such documents, and return both to the Company, Attention: David Swanson or Raymond
P. Le Blanc, on or after February 2, 1994 but not later than 5:00 p.m. February 9, 1994.

     5.10 Revocation of Acceptance.  After you have accepted this offer in the
          ------------------------
manner and within the time period described above, you may revoke your acceptance by giving written notice of such revocation to the Company not later than seven (7) days following your execution and acceptance of this letter. Upon such revocation the Company will be released and discharged of its

Louis Rayer
January 12, 1994
Page 8


obligations under this paragraph 5 except to the extent of and subject to its indemnification obligations under paragraph 5.5. If you have executed and accepted this offer but do not revoke your acceptance within this seven (7) day period, this agreement shall thereupon become effective.

I am pleased that we were able to conclude this in a professional and cooperative manner. If the provisions of this letter are acceptable, please sign and return the enclosed copy and the attached Release in accordance with paragraph 5.9 above.

Yours very truly,

APPLIED MAGNETICS CORPORATION


____________________________________
Richard D. Balanson
President and Chief Operating Officer



APPLIED MAGNETICS MALAYSIA, Sdn. Bhd.


____________________________________
William R. Anderson
Director


APPLIED MAGNETICS SINGAPORE, Pte. Ltd.


____________________________________
William R. Anderson
Director


Acknowledged and accepted this ____ day of February, 1994.



___________________________________
Louis W. Rayer



a:\rayer\

Louis Rayer
January 12, 1994
Page 9


                                   EXHIBIT A

                              February ____, 1994

To: Applied Magnetics Corporation ("AMC")

Gentlemen:

Reference is made to that certain Letter Agreement dated January 12, 1994, between me, AMC and AMC's subsidiaries (collectively the "AMC Group") to which this Release is incorporated by reference ("Agreement"). I acknowledge and agree that the Agreement has been entered into as a full and complete settlement, release and discharge of any and all claims that I may have against AMC any member of the AMC Group for fault, wrongdoing or liability of whatsoever nature arising from or in connection with my employment relationship with AMC or any member of the AMC Group or the termination of that relationship. Neither the Agreement nor any of the covenants, terms or conditions thereof shall be deemed an admission by AMC or any member of the AMC Group in connection with or otherwise arising from my employment relationship with AMC or any members of the AMC Group or the termination of such employment relationship. Subject to the provisions set forth in the Agreement, I hereby fully release AMC and each member of the AMC Group and their respective agents, officers, directors, servants, stockholders, employees, representative, assigns and successors from all right, claims, demand, causes, liabilities and actions of any nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, which I now have, hold or claim to own, arising out of, or in any way connected with or relating to my employment (or its termination) with AMC or any member of the AMC Group including but not necessarily limited to, wrongful discharge, unjust dismissal, the Age Discrimination in Employment Act (and similar California laws), impairment of economic ability, breach of implied covenants of good faith and fair dealing, or other tort, provided however that nothing contained herein shall be construed as a release or discharge of: (a) any rights to indemnification under and subject to the provisions of Article VII of the By-laws of AMC, a copy of which has been furnished to me, or (b) any rights of the undersigned under AMC's Directors' and Officers' Insurance Policy and Company Reimbursement Policy No. 440-99-28 with National Union Fire Insurance Company subject, however, to the terms, conditions, limitation and exclusions set forth in such policy.

(Not to be signed)
- - ------------------
Louis Rayer

                                   Release
                                   -------

                             February ____, 1994

To: Applied Magnetics Corporation ("AMC")

Gentlemen:

Reference is made to that certain Letter of Agreement dated January 12, 1994, between me and ("AMC") to which this Release is incorporated by reference ("Agreement"). I acknowledge and agree that the Agreement has been entered into as a full and complete settlement, release and discharge of any and all claims that I may have against AMC for fault, wrongdoing or liability of whatsoever nature arising from or in connection with my employment relationship with AMC or the termination of that relationship. Neither the Agreement nor any of the covenants, terms or conditions here of shall be deemed an admission by AMC in connection with any such fault, wrongdoing or liability or otherwise arising from on in connection with my employment relationship with AMC or the termination of such employment relationship. Subject to the provisions set forth in the Agreement, I hereby fully release AMC and its agents, officers, directors, servants, stockholders, employees, representative, assigns and successors from all right, claims, demand, causes, liabilities and actions of any nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, which I now have, hold or claim to own, arising out of, or in any way connected with or relating to my employment (or its termination) with AMC including but not necessarily limited to, wrongful discharge, unjust dismissal, the Age Discrimination in Employment Act (and similar California laws), impairment of economic ability, breach of implied covenants of good faith and fair dealing, or other tort, provided however that nothing contained herein shall be construed as a release or discharge of: (a) any rights to indemnification under and subject to the provision of Article
VII of the By-laws of AMC, a copy of which has been furnished to me, (b) any rights of the undersigned under California Labor Code Section 2802 or (c) and rights of the undersigned under AMC's Directors' and Officers' Insurance
Policy and Company Reimbursement Policy No. 440-99-28 with National Union Fire Insurance Company subject, however, to the terms, conditions, limitations and exclusions set forth in such policy.



_____________________________
Louis Rayer

                                 SCHEDULE 1

                   APPLIED MAGNETICS SECURITIES LITIGATION
                   ---------------------------------------
                                    1993


       (1)       Levin v. Applied Magnetics Corp., et al., CV-93-6195
                 ----------------------------------------
                 DT (JRx);

       (2)       Gaines v. Applied Magnetics Corp., et al., CV-93-6207
                 -----------------------------------------
                 DT (JRx);

       (3)       Lloyd v. Applied Magnetics Corp., et al., CV-93-6224
                 ----------------------------------------
                 DT (JRx);

       (4)       Struth v. Applied Magnetics Corp., et al., CV-93-6292
                 -----------------------------------------
                 DT (JRx);

       (5)       Dennis v. Applied Magnetics Corp., et al., CV-93-6482
                 -----------------------------------------
                 DT (JRx);

       (6)       Stein v. Applied Magnetics Corp., et al., CV-93-6520
                 ----------------------------------------
                 DT (JRx);

       (7)       Goldman v. Applied Magnetics Corp., et al., CV-93-6557
                 ------------------------------------------
                 DT (JRx);

       (8)       Rocks v. Applied Magnetics Corp., et al., CV-93-6901
                 ----------------------------------------
                 LGB (JRX).